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                                                                   EXHIBIT 10.10

                           STRATEGIC TEAMING AGREEMENT

THIS Strategic Teaming Agreement (herein the "AGREEMENT") is made and entered into as of the 19th day of September, 2000, by and between Advanced Thermal Technologies, Inc., a Delaware, USA corporation, having a place of business at 3355 East La Palma Avenue, Anaheim California, USA (referred to as "ATT"), and Helix Technology Corporation, a Delaware USA corporation, (referred to as "Helix") having a place of business at Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048. ATT, designs, develops, manufactures, sells and services temperature control system products and also provides installation, maintenance, repair, overhaul and upgrade services in support of such products (such products and services are referred to as "Products" and "Services"); and

Helix is in the business to design, develop, manufacture, sell and service vacuum pump systems, vacuum measurement systems (Helix's products), and Helix's GOLDLink(SM) worldwide field performance data tracking and problem analysis system (hereinafter referred to as "GOLDLink"); and

 ATT wishes to appoint Helix as its exclusive Sales and Service representative to promote the sale of ATT's Products and Services in the jurisdiction(s) identified in Exhibit A (referred to as the "Territory") for those Customer(s) and provide Customer(s) product support and Service for ATT's Products (as defined in Tables 1 & 2 of Exhibit A) and corresponding programs as listed in Exhibit A hereto, and Helix wishes to accept such appointment upon the terms and conditions hereinafter set forth; and

Helix and ATT wish to develop a GOLDLink capability for ATT's Products

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained in this Agreement, ATT and Helix hereby agree as follows:

ARTICLE 1 - DEFINITIONS:

         "Competitive Products" with respect to ATT shall mean any temperature control system utilizing a compressor based refrigeration technology for application in the control of temperature in various locations within process chambers used for the manufacturing of semiconductor products. These process chamber locations are typically referred to as the (i) wafer holding pedestal(s), cathode(s) or platen(s), (ii) process chamber wall(s) or RF antenna(s), or (iii) process chamber dome(s) or cover(s) (the top of the process chamber(s)). "Competitive Products" with respect to Helix shall also mean the product(s) lines that are designed, manufactured, sold, distributed, or serviced by Helix as of the date of this Agreement.

         "Customer(s)" shall mean end-user, semiconductor manufacturer and semiconductor equipment manufacturers (OEM).

         "Effective Date" shall mean the date this Agreement becomes effective which shall be sixty-five days after execution by both parties for territories in North America, and the



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         date of execution by both parties for all other territories worldwide.

         "Gross Revenue" shall mean the commissionable revenue from a Sale less any duties, fees from extended warranty beyond ATT standard warranty, insurance, taxes, non-recurring engineering, transportation charges and other miscellaneous charges for materials sold to customers without mark-up.

         "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation (including, without limitation, the U.S. Foreign Corrupt Practices Act), or any order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

         "Purchase Order(s)" shall mean the contractual document issued by a Customer(s) to ATT for the sale of ATT Products to Customer.

         "Products": shall mean the Temperature Control Systems that are designed, manufactured, and sold by ATT. Products covered under this Agreement are those Products that are offered for sale by ATT to Customers at the time of execution of this Agreement, or subsequently added thereafter and listed in Tables 1 & 2 of Exhibit A.

         "Sale or Sales" shall mean the time of the acceptance of a Customer Purchase Order by ATT.

         "Service" shall mean the warranty and post-warranty repair to Customer's Products (or as may be further defined by the parties during the course of this Agreement).


ARTICLE 2. - APPOINTMENT OF SALES & CUSTOMER SUPPORT REPRESENTATIVE

Subject to the terms and conditions set forth in this Agreement, as of the Effective Date and thereafter until this Agreement is terminated by either party, ATT hereby appoints Helix as its exclusive Sales and Service representative to promote the application, sale, delivery, installation, Service and support of ATT Products (as are listed in Exhibit A) and to solicit actively and diligently from Customers within the Territory (as defined in Exhibit A) Purchase Orders for ATT Products and Services. It is understood that Original Equipment Manufacturers (OEM) have the right to sell to end users. ATT and Helix acknowledge that Exhibit A may be amended upon the written agreement of the parties from time to time in accordance with the provisions of Article 10.4 hereof.

2.1 Helix hereby accepts said appointment upon the terms and conditions hereinafter set forth and agrees to perform its responsibilities diligently and in a thorough and professional manner. Helix shall conduct the business contemplated by this Agreement with the highest degree of honesty and integrity and shall comply strictly with all terms and conditions of this Agreement.

ARTICLE 3 - RESPONSIBILITIES OF HELIX

3.1. Market Development and Sales Promotion. Commencing upon the Effective



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Date, and thereafter until this Agreement is terminated, Helix shall use reasonable efforts to actively market, promote and close sales of ATT Products and Services in accordance with its appointment hereunder. Helix shall promptly advise ATT of any request for proposal issued by Customers within the Territory for the potential supply of ATT Products and Services and shall advise ATT of Customers' prospective requirements for ATT Products and Services, including pertinent specifications. Helix shall provide Customers with such appropriate sales and technical information and general assistance as ATT may direct and provide from time to time and shall supply ATT with information concerning Customers within the Territory, their procurement programs and monthly forecasts, and their methods of doing business, as may be reasonably required by ATT in the pursuit of sales of ATT Products and Services. ATT and Helix shall consult on a calendar quarterly basis (or more frequently depending upon Customer requirements) to develop written marketing plan(s) for the marketing of ATT Products and Services in the Territory. Helix shall use reasonable efforts to comply with such marketing plan(s) in its marketing of ATT Products and Services in the Territory.

3.2. Order Acceptance and Administration. Commencing upon the Effective Date and thereafter until this Agreement is terminated, Helix shall solicit actively and diligently from Customers, Purchase Orders for ATT Products and Services, at prices and terms established and published by ATT, and shall promptly forward or direct such Purchase Orders to ATT for acceptance. Helix agrees that it will advise customers of ATT's right to reject Purchase Orders and shall not purport to bind ATT prior to ATT's acceptance of such Purchase Orders. Purchase Orders will not be deemed accepted until ATT's notice of acceptance is received by Helix. If ATT does not accept a Purchase Order from a prospective Customer, ATT shall promptly notify Helix that the Purchase Order has not been accepted. ATT shall not unreasonably withhold acceptance of offers to purchase ATT Products and Services marketed by Helix, provided, however, that the final decision of acceptance or rejection of any Purchase Order shall be made by ATT in the exercise of its sole discretion. At ATT's request, Helix shall assist ATT in (a) obtaining any required export licenses, import licenses, customs clearances, shipping instructions and other documents required by ATT in connection with sales or shipments of ATT Products and Services to Customers in the Territory.
 ATT may from time to time request the support of Helix in clarifying issues related to the collection of accounts receivable for Products and Services hereunder, Helix will provide the requested support on a reasonable efforts basis.

3.3. Technical Support. Commencing upon the Effective Date and thereafter until this Agreement is terminated, Helix shall provide technical guidance and assistance to ATT on matters pertaining to Customer programs within the Territory by acting as an intermediary in supporting and conferring with Customers in respect to the installation and support of ATT Products and Services. Helix shall provide on-going liaison with Customers in order to advise ATT of potential technical issues and recommend appropriate action. This effort shall include, but not be limited to, defining and clarifying Customers' technical problems and questions, transmitting such information to ATT with recommended action, and evaluating and assessing ATT's responses to Customers. In addition, Helix shall provide local customer training, installation support, on-site repair of Product and will also maintain regional field support inventories as consigned by ATT to Helix. In the event that warranty related repairs (Service) are required, Exhibit A of this Agreement sets forth terms and conditions associated therewith.

3.4. Administrative Support. Commencing upon the Effective Date and thereafter until this Agreement is terminated, Helix shall provide general support services to ATT personnel



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visiting in the Territory to the extent reasonably requested by ATT. This effort shall include, but not be limited to, providing typing, clerical assistance and office/desk space for ATT local marketing and support personnel in the Territory, assisting ATT in preparing, publishing and distributing viewgraphs and other presentation materials to be used by ATT personnel, providing meeting facilities for Customer meetings, arranging for and coordinating meetings in the Territory.

         3.4.1 In addition to Helix's personnel responsibility for developing the ATT business, it may be necessary for ATT to add marketing support personnel within key geographic markets where Helix has an established legal entity and infrastructure. Helix will make available reasonable office space for ATT personnel at Helix's offices and ATT would reimburse Helix for any direct expenses incurred. ATT may request that Helix hire individual(s) as Helix employees and solicit ATT for support in this effort and ATT would reimburse Helix for all costs associated with the hired individual(s) including but not limited to salaries, benefits, insurance and all related expenses. It is understood that ATT may establish legal entities within certain territories and upon the establishment of these entities those employees as discussed in this
         Section 3.4.1 may be hired into such ATT entities.

3.5 Reports: Helix shall provide a monthly forecast of anticipated sales by model, and quantity for each region or large OEM covering the next three months. Helix shall use reasonable efforts to extend this forecast to cover an additional three-month period. These forecasts are intended for informational purposes only for ATT manufacturing levels and are not intended to be precise unit forecasts for manufacturing requirements. In addition to the forecast reporting Helix will report, in a format mutually agreed upon, on Helix's post-sale servicing of ATT Products, customer complaints, changes in Legal Requirements, and, to Helix's knowledge the activities of competitors to ATT in the territories including competitor's pricing, business strategies and intellectual property infringements.

3.6. Conduct of Business.

         3.6.1 Conduct. During the term of this Agreement, Helix and ATT shall conduct their activities so as to comply in all material respects with all applicable Legal Requirements, noncompliance with which could materially adversely affect Helix's or ATT's business or condition.

         3.6.2 License to Operate. During the term of this Agreement, Helix shall preserve and maintain its existence, corporate or otherwise, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in each jurisdiction in the Territory in which such qualification is necessary in view of Helix's rights and obligations hereunder. Helix shall also preserve and maintain all material licenses and other rights owned or possessed by it and necessary to the performance of this Agreement.

         3.6.3 Change of Control. The parties will notify the other in writing immediately of any Change of Control (a "Change of Control"). Notwithstanding any other rights either party may have under this Agreement, upon a Change of Control, the party receiving the notice may, in its discretion, renegotiate or terminate this Agreement in its entirety effective one hundred eighty (180) days following the date of notice. Change of control means (i) a direct or indirect sale or other transfer of all or substantially all of the assets of a party, (ii) an adoption of a plan of liquidation or dissolution by a party, (iii) the



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         acquisition by any "person" or "group" (other than BE Aerospace) of
         "beneficial ownership" (as such terms are defined in the Security Exchange Act of 1934) of more than Fifty percent (50%) of the voting stock of a party, or (iv) such time as a majority of the board of directors of a party are not directors currently on the board or their successors who are nominated or elected by the current board or their successors so nominated or elected.

         3.6.4 License. During the term of this Agreement, Helix shall have a limited license to use ATT's name and trademarks in any manner approved in writing by ATT. If ATT determines that it is advisable to enter Helix as a registered user of any of ATT's trademarks as a result of Helix's activities under this Agreement, ATT and Helix shall cooperate to do so at ATT's expense.

3.7. Compliance with the U.S. Foreign Corrupt Practices Act. Without limiting the generality of Section 3.6, Helix and ATT hereby covenant and agree, on behalf of itself and each of its subsidiaries and their respective employees (for the purposes of this Section 3.7 collectively referred to as "the parties"), as follows:

         3.7.1 In carrying out the responsibilities under this Agreement, or in connection with any other business transactions involving ATT, the parties shall not pay or agree to pay, offer to pay or promise to pay, directly or indirectly, any funds or anything of value to any public official in any jurisdiction within the Territory, or to any political party or official thereof or candidate for political office in any jurisdiction within the Territory, or to any person while knowing that all or any portion of said money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, political party or official thereof, or foreign political candidate within the Territory, for the purpose of (i) influencing any official act or decision of such official, (ii) inducing a foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) inducing such official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist Helix or ATT in obtaining or retaining business for or with, or directing business to, any person. No owner, representative, officer, director, or employee of Helix or ATT is or will become a foreign official within the Territory during the term of this Agreement without the express prior written consent of the other party. For purposes of this Section 3.7, (i) "foreign official" means any officer or employee of a foreign government or any department, agency or instrumentality thereof or of any political party, or any person acting in an official capacity for or on behalf of such government or department, agency, instrumentality or political party and (ii) officials of government-owned corporations are to be considered "foreign officials".

         3.7.2 If Helix directly or indirectly offers, pays, promises, gives or authorizes payment of any money or anything of value to any government or public official, any political party or official thereof or candidate for political office in any jurisdiction within the Territory, or to any person while knowing that all or any portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any foreign official, foreign political party, or party official or candidate for foreign political office, for the purposes enumerated in Section 3.7.1 this Agreement may be terminated by ATT as provided in Article 9.3 and , (i) Helix will surrender any claim for payment under this Agreement which arose on or after the first date on which such prohibited transaction occurs



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         ("Violation Date") and (ii) Helix will refund to ATT any payments received by Helix under this Agreement on or after the Violation Date.

         3.7.3 Helix shall provide each of its employees and agents in the Territory with a copy of ATT's Foreign Corrupt Practices Act Compliance Memorandum, a copy of which is attached hereto as Exhibit B.

         3.7.4 The parties agree to certify as to their compliance with this
         Section 3.7 upon request from the other party from time to time during the term of this Agreement.

3.8 Helix's Costs and Expenses. Except as otherwise provided in this Agreement, Helix will be solely responsible for its costs and expenses incurred in connection with the representation of ATT Products and Services. Any claim for reimbursement of expenses for which ATT has specifically assumed responsibility in advance must be accompanied by a detailed itemization of expenses claimed and a copy of ATT's written assumption of responsibility for the expenditure. ATT will make all payments under this Agreement only in U.S. dollars. All expenses incurred by Helix in the performance of its obligations under this Agreement shall be recorded fully and accurately in Helix's books and records,.

3.9. Competitive Activities. During the term of this Agreement and for a period of twenty four (24) months from the date of any termination or expiration of this agreement neither party, hereto shall prepare to engage or engage, directly or indirectly, in the manufacture or distribution of any products or the provision of any services, including but not limited to consulting services, competitive with the products and services of the other party. Upon ATT's request, Helix shall supply to ATT a list of all product lines marketed by Helix. It is understood that in the event of termination or expiration of this agreement, nothing in this agreement will prohibit ATT from selling and servicing ATT Products . .

         3.9.1 GOLDLink: Notwithstanding anything elsewhere herein to the contrary, Helix shall have the right, at Helix's sole discretion, during the term of this Agreement and at any time thereafter to engage Helix's GOLDLink with any third party or third party's products regardless of the competitive nature to ATT of such party or party's products.

         3.9.2 Mergers and Acquisitions: In the event that a party is acquired by a third party who's product portfolio includes Competitive Product(s) the party being acquired will notify the other party and the parties will immediately meet to determine if an acceptable business plan can be developed for the ATT temperature control systems business. In the event that a mutually acceptable plan cannot be constructed the party being notified will have the right to terminate the agreement with up to one hundred eighty (180) days notice as such terminating party determines and without compensation for investments made by the notifying party. In the event that a party to the Agreement acquires or merges with a business whose product portfolio contains "Competitive Products" the acquiring party will take immediate action to divest itself of the "Competitive Products".

3.10. Authority and Representatives. Helix does not have, nor will it hold itself out as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon ATT, unless ATT consents to be bound in writing. Helix shall have the right to appoint third party representatives , mutually agreed upon by the parties and who shall be engaged at Helix's own risk and expense, and subject to Helix's



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supervision, and who shall not have any claim against ATT for compensation or reimbursement.

ARTICLE 4 - OBLIGATIONS OF ATT.

4.1 ATT Supply and Commission Obligations. Within thirty (30) days following the date hereof, and from time to time as necessary thereafter, ATT will deliver to Helix, without charge, (i) available sales promotional material, literature, brochures and printed catalogs in reasonable quantities to further the sale of ATT Products and Services by Helix hereunder, and (ii) copies of correspondence, sales documents, sales leads and other information in ATT's possession pertaining to actual and prospective customers hereunder. Subject to Helix's compliance with the provisions of this Agreement and subject to ATT's acceptance of a Customer Purchase Order hereunder, ATT will pay to Helix the commissions in accordance with Section 6.1 and Exhibit A of this Agreement.

4.2. Modification, Etc. During the term of this Agreement, ATT reserves the right, with sixty (60) days notice to Helix, (i) to establish or to change at any time prices and terms of sale of ATT Products and Services and (ii) to modify, alter, improve, change or discontinue any or all ATT Products and Services, however, ATT shall continue to provide parts, and technical and service support for discontinued or modified products to Helix in accordance with ATT's obsolescence policy or as required by law or statute whichever is longer

4.3 Insurance: Without limiting or qualifying either parties liabilities, obligations or indemnities otherwise assumed pursuant to this Agreement, each party shall maintain, at its sole expense commercial liability insurance with limits of liability not less than $1,000,000 per occurrence and umbrella liability coverage of not less than $5,000,000. Insurance coverage shall include liability coverage for bodily injury or property damage. The above insurance policies shall name the other party as additional insured.

ARTICLE 5 - GOVERNMENT APPROVALS.

5.1. U.S. Approvals. If, by virtue of this Agreement, ATT is required to obtain export licenses from, or otherwise comply with, any regulations of the United States Government, ATT shall act promptly to satisfy such requirements. If ATT is unable to obtain such approvals, ATT will be excused from its obligations hereunder to the extent such obligations cannot be performed without such approvals.

5.2. Other Approvals. If any approval with respect to this Agreement, or the registration of Helix, is required, initially or at any time during the term of this Agreement, in order to give this Agreement or any Customer Purchase Order legal effect in any jurisdiction within the Territory, or with respect to exchange regulations or requirements so as to assure the right of remittance abroad of sums due to ATT, Helix shall, at ATT's expense, promptly take whatever steps may be necessary to obtain such approvals and registrations or to assist ATT in obtaining such approvals and registrations.

ARTICLE 6 - COMMISSIONS AND PAYMENT.

6.1. Commissions. Subject to the provisions of Section 4.2 above, if ATT Products and Services are sold during the term of this Agreement then Helix shall receive a commission calculated as the percentage or amount set forth as in Exhibit A hereto of the Gross



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Revenue actually received by ATT from such sale. Notwithstanding the foregoing,
Helix is not entitled to and shall not receive any commission in respect of any Gross Revenue attributable to non-recurring charges for the development of, or engineering for, any ATT Products and Services, evaluation units and consigned units unless subsequently purchased, freight, duty and other miscellaneous charges that are passed through to the customer without markup.

         6.1.1 Commission Payments. Commencing on the Effective Date commissions shall accrue, but shall not be due and payable to Helix until such time as ATT shall have received the Gross Revenue in connection with the Sale. Commission payments owed Helix under Section 6.1 shall be made in U.S. currency to Helix by check mailed to the address set forth in
         Section 10.4 of this Agreement. ATT shall use reasonable efforts to make commission payments to Helix on or before the fifteenth of each month for commissions due for the prior calendar month. In any case commission payments will accrue to Helix's account not later than thirty (30) days after date of shipment or date of invoice, whichever is the later.

         6.1.2 Records and Reports. ATT shall provide to Helix with all commission payments a schedule of the payments including Customer Purchase Order number, Product name or Service, serial number, sell price, commission payment, date of Sale, date of shipment, and any other general accounting information required by Helix.

         6.1.3 Disputes. In the case of dispute by the parties regarding commission payment(s) or otherwise, the parties agree to submit any dispute as a notice in writing to the other party as provided herein. The receiving party shall respond in writing within ten (10) working days. If the dispute is not resolved within thirty (30) days from the date of notice the disputing party and receiving party agree to arbitration in accordance with the CPR Arbitration Rules in the Commonwealth of Massachusetts, and judgement upon the award rendered may be entered any court having jurisdiction hereof. The cost of the arbitration shall be borne by the party ruled against by the arbitrator.

         6.1.4 Adjustments: Commissions payable pursuant to this Section 6.1.1 shall be subject to adjustment to reflect cancellations or returns of ATT Products and Services.

         6.1.5 Post Warranty Service: Helix shall have the right to enter into direct contractual agreements with Customers to provide post warranty repair and service of Products. Payments for Post Warranty repair and service shall made directly to Helix by the Customer and shall be retained in full by Helix. ATT shall provide parts and materials to Helix as Helix requires at a price [*] than the current list price and shall deliver parts and material to Helix in a prompt and timely manner.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES.

The parties hereby represent and warrant as follows:

7.1. Corporate Matters: Helix.

         7.1.1. Organization, Power and Standing. Helix is a legal entity duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement and to

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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         consummate the transactions contemplated hereby.

         7.1.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by a duly authorized officer of Helix, constitutes the legal, valid and binding obligation of Helix and is enforceable against Helix in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         7.1.3. Compliance with Certain Instruments. Neither the execution, delivery and performance of this Agreement by Helix nor the consummation by Helix of the transactions contemplated hereby will violate or conflict with or constitute a default under any term of any organizational document of Helix, or any other agreement or instrument, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Helix or the transactions contemplated by this Agreement.

7.2. Corporate Matters: ATT.

         7.2.1. Organization, Power and Standing. ATT is a legal entity duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         7.2.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by a duly authorized officer of ATT, constitutes the legal, valid and binding obligation of ATT and is enforceable against ATT in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         7.2.3. Compliance with Certain Instruments. Neither the execution, delivery and performance of this Agreement by ATT nor the consummation by ATT of the transactions contemplated hereby will violate or conflict with or constitute a default under any term of any organizational document of ATT, or any other agreement or instrument, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to ATT or the transactions contemplated by this Agreement.

7.3. Character of Operations and Compliance with Laws.

         7.3.1. Compliance Generally. Neither the execution and delivery of this Agreement by either party nor the consummation by the parties of any transactions contemplated hereby does or will violate or give rise to any violation or default under any Legal Requirement. Helix and ATT are not in default under any Legal Requirement as of the date hereof.



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         7.3.2 No Bribes, Illegal Payments, Etc. Without limiting the generality of Section 7.3.1, neither Helix nor any of its directors, officers, employees or agents, has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder Helix or ATT in connection with any actual or proposed transaction contemplated by this Agreement (a) which could subject ATT to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) the non-continuation of which in the future could result in a material adverse effect on the viability of the transactions contemplated by this Agreement or (c) which has resulted or could result, individually or in the aggregate, in any material adverse effect on the viability of the transactions contemplated by this Agreement.

         7.3.3. Litigation. There is no litigation, at law or in equity, or any proceeding before or investigation by any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator, filed (or to the best of either party's knowledge, threatened or any reasonable factual basis therefor) which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any of the transactions contemplated hereby. No judgment, decree or order of any foreign, federal, state or municipal court, board or other governmental or administrative agency or any arbitrator has been issued against Helix or ATT or (to the best of either party's knowledge) any person other than Helix or ATT which could have any material adverse effect on the transactions contemplated by this Agreement.


ARTICLE 8 - CONFIDENTIALITY.

8.1. Confidential Information. In performance of this Agreement or in contemplation hereof, including but not limited to Helix's offering for sale, and or Sale of the Products and Services prior to the Effective Date, Helix, its affiliates and their respective employees and agents have had, and continue to have during the term of this Agreement, access to and receipt of ATT's, and its predecessor, private and/or confidential information, including but not limited to proprietary details and disclosures concerning the Products and Services assigned to, owned or controlled by ATT (herein collectively referred to as " Proprietary Information"). All Proprietary Information so acquired by Helix, its affiliates and their respective employees and agents shall be and shall remain the exclusive property of ATT, and Helix shall keep, and shall instruct its affiliates and their respective employees and agents to keep, any and all such Proprietary Information and data confidential and shall not copy, publish or disclose it to others, or authorize its affiliates or their respective employees or agents or anyone else to copy, publish or disclose it to others, without ATT's written approval; provided, however, that the provisions of this Section
8.1 shall not prohibit Helix from disclosing non-privileged/confidential information concerning the Products and Services to a Customer as contemplated hereby. Helix shall return all media embodying Proprietary Information and data, shipping charges prepaid, to ATT upon ATT's request in the event of the termination or expiration of this Agreement. The parties agree to execute a bi-lateral Non-Disclosure Agreement as Exhibit C to this Agreement.

8.2. Exceptions. The foregoing obligations of confidentiality shall not apply with respect to Proprietary Information to the extent that Helix can document that such information (a) is within the public domain through no fault of Helix;
(b) is available to Helix from third parties (parties other than Helix and ATT) who in making such disclosure breached no confidentiality relationship; (c) is disclosed by ATT on an unrestricted basis to other persons not party to this Agreement; or (d) is approved for release by written authorization of ATT.

ARTICLE 9 - DURATION AND TERMINATION.

9.1 Duration. This Agreement shall be effective upon the Effective Date and unless sooner terminated in accordance with the provisions herein, shall remain in effect for a period of three (3) years from the date hereof, and shall automatically renew for additional one year period(s) unless a written notice is issued by either party one-hundred-eighty (180) days prior to the annual expiration date. This Agreement may not be terminated by either party prior to the first anniversary of the date of execution except by mutual agreement. Either party may terminate this Agreement in its entirety for convenience after the initial twelve (12) month period with one-hundred-eighty (180) days prior written notice. This Agreement may also be terminated as provided in Article
9.3. In the event that either party elects to terminate this Agreement as provided for above, the parties hereto agree to use their reasonable efforts to maintain the existing business levels and customer relationships during any transition period.

9.2. Rights and Obligations Upon Termination. Helix shall be entitled to receive commissions for Sales of ATT Products and Services prior to the effective date of the Agreement's termination, where such Products or Services are delivered or performed after the effective date of the Agreement's termination.

         9.2.1 Upon the effective date of any termination of this Agreement, Helix will immediately cease using any of ATT's names or trademarks Helix previously had the right to use pursuant to this Agreement and shall promptly return to ATT, at ATT's request, any price lists, quotations, files of customer communications related to the ATT business that have been retracted of all Helix confidential or proprietary information, specifications, technical or Proprietary Information furnished by ATT to Helix and all copies thereof.

         9.2.2 The rights and obligations of the parties under Sections 3.9, 3.9.1, 3.9.2, 6, 7, 8, 9.2, 9.2.4, 10.2, 10.5, 10,9, 10.10, and 10.11
         of this Agreement shall survive expiration and/or termination of this Agreement.

         9.2.3 Neither party shall be liable to the other for damages of any kind or character whatsoever on account of any expiration or termination of this Agreement, whether such damages may arise from the loss of prospective profits, or compensation on sales or expenses incurred, or investments made in connection with the establishment, development or maintenance of ATT's or Helix's business, or from any other cause, claim or consideration whatsoever.

         9.2.4 Compensation for Investments upon Termination: Upon termination by either party, other than under Article 9.3 (subparagraphs a and d), the parties will meet and review the investments made in inventory, test equipment, and other material goods for the purposes of fulfilling obligations arising from this agreement. Capital improvements to facilities will be excluded. The current value of these investments will be determined and a mutually agreeable plan ,involving the purchase by the notifying party or the breaching party in the case of
         Article 9.3(b) of the investments, will be developed and executed for the purpose of compensating the party being notified for the costs of relevant investments. The acquired investments and all title and interest therein will be transferred to the acquiring party in an expeditious fashion. Both parties shall use commercially reasonable efforts to reach agreement within one-hundred-twenty (120) days from the date notice of termination is sent. In the event that the parties cannot agree, settlement will be decided in accordance with
         Article 6.1.3 of this agreement.

9.3 Other Termination: This Agreement may be terminated in its entirety by a party upon immediatenotice in the case of clauses (a) and (b), upon one hundred eighty (180) days notice in the case of clause (c) and up to one hundred eighty
(180) days notice in case of clause (d) upon the occurrence of any of the following:

         a) If the other ceases to do business, or otherwise terminates business operations, or

         b) If the other materially breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days, unless stated otherwise herein, or immediately in the case of a breach of the terms of Exhibit C, or

         c) Change of Control as defined in Article 3.6.3 herein.

         d) The conditions described in Articles 3.7.2 or 3.9.2 herein

ARTICLE10 - MISCELLANEOUS.

10.1. Independent Contractor. Helix and any entity or representative authorized to act on Helix's behalf shall at all times act as and be an independent contractor, and shall not (a) have any right or authority to make any representation or warranty on behalf of ATT, (b) in any manner assume or create any obligation or responsibility, express or implied, on behalf of or in the name of ATT, (c) act for or bind ATT in any respect whatsoever, or (d) receive any payments from Customers on behalf of ATT, other than as expressly provided for in this Agreement or as otherwise expressly provided in a separate written authorization from ATT during the term of this Agreement. Helix and its representatives are not agents, employees or legal representatives of ATT. ATT and any entity or representative authorized to act on ATT's behalf shall at all times act as and be an independent contractor, and shall not make any representation or warranty on the behalf of Helix in any manner. ATT and it employees and representatives are not legal representatives of Helix.

10.2. Indemnification. Each party hereto (each an "Indemnifying Party") agrees to indemnify and hold harmless the other party, its affiliates and their respective employees and agents (each an "Indemnified Party") with respect to any claim, suit or other proceeding asserted or instituted against an Indemnified Party arising out of or related to any actions taken by such Indemnifying Party involving any Legal Requirement, product liability actions of the party, the errors and omissions of the party, intellectual property infringements of the party, the gross negligence acts of the party, or in violation of the provisions of this Agreement. Such Indemnifying Party shall assume the defense of any suit or proceeding brought against an Indemnified Party by a third party to the extent based upon a claim arising in connection with the actions of such Indemnifying Party, that are not authorized by the provisions of this Agreement provided, however, that (a) such Indemnified Party gives such Indemnifying Party prompt notice in writing of any such claim or suit; and (b) such Indemnified Party provides such Indemnifying Party information, assistance and authority to enable such Indemnifying Party to defend such suit. Such Indemnifying Party shall have sole control of such defense, but upon the request of an Indemnified Party, such Indemnifying Party shall permit such Indemnified

Party to participate in the defense of such claim or suit with counsel of such Indemnified Party's choosing. In any such suit, such Indemnifying Party shall indemnify such Indemnified Party against any money damages and costs awarded or incurred in respect of any claims concerning the matters set forth above.

10. 3. Force Majeure. Neither party shall be liable for any nonperformance or delay in performance, to the extent that such nonperformance or delay in performance is caused by circumstances beyond the reasonable control of the party affected, including, without limitation, natural disaster, intervention by any governmental authority, labor strikes or shortages, or inability to secure transportation facilities.

10. 4. Notices. All notices and other communications that are required to be or may be given under this Agreement shall be deemed to have been duly given if personally delivered or if sent by mail, facsimile, or email to the parties as follows:

         If to ATT, addressed to:

                  Advanced Thermal Technologies, Inc.
                  3355 East La Palma Avenue,
                  Anaheim, Ca. 92806 USA
                  Attn:  Bruce Thayer,  President
                  Telephone No: (714) 688-4266
                  Telefax No:   (714) 688-4163

         If notice to Helix, addressed to:

                  Helix Technology Corporation
                  Mansfield Corporate Center
                  Nine Hampshire Street
                  Mansfield, Massachusetts. 02048
                  Attn: Charles G. Chappell, Director of Contracts Telephone No: (508) 337- 5644
                  Telefax No: (508) 337-5646

         If payments to Helix:
                  Helix Technology Corporation
                  Mansfield Corporate Center
                  Nine Hampshire Street
                  Mansfield, MA 02048
                  Attn: Accounts Receivable

         Payments and Statements delivered to Helix under Section 6 shall be addressed as above, or to such other address as Helix shall furnish to ATT by notice given in accordance with this Section 10.4. Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) one (1) business day after being sent, if sent by facsimile.

10. 5. Waivers. No course of dealing between the parties hereto, including, without limitation, any delay or omission in exercising any right hereunder, shall operate as a waiver of any of the rights of either party hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10. 6. Entire Agreement and Exhibit. This Agreement, including Exhibits A, B and C attached hereto, constitute a fully integrated agreement between the parties, their agents, employees and predecessors and assigns, and contains the complete statement of all the arrangements, understandings and agreements between the parties with respect to the subject matter hereof and supersedes all existing agreements and understandings, oral, implied or written, between them. No change may be made to this Agreement, except in a writing signed by an authorized officer of each party. In the event that this Agreement is translated into another language, any conflict between the terms of the English language version of this Agreement and any foreign language version of this Agreement shall be resolved such that the provisions of the English language version shall control.

10. 7. Binding Effect and Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective heirs, legal representatives, successors and assigns.. This Agreement is not assignable or transferable, either in whole or in part, without the prior written consent of the other party, and if any such assignment is made without such consent, this Agreement shall be deemed to have been terminated upon such assignment.

10. 8. Headings and Counterparts. The headings contained in this Agreement are solely for convenience of reference and shall not affect its interpretation. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each such term, provision, covenant, or restriction that is held unenforceable shall be construed by limiting it so as to be valid and enforceable to the maximum extent permitted by law.

10.10. Governing Law. The validity, performance and enforcement of this Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

10.11. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY, IT'S DIVISIONS AND SUBSIDIARIES BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR SPECIAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, WARRANTY OR ANY OTHER THEORY OF LIABILITY.

10.12. Further Assurances. At any time and from time to time, each party hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

10.13. Advertising and Press Releases. The parties will not, without prior written approval of the other party, issue any press releases, advertising, publicity, public statements, or in any way engage in any other form of public disclosure relating to this Agreement, the relationship between the parties, or Product and Service advertising media unless such disclosure is required by law. The parties agree to cooperate in the joint development and publication of any and all Product and Service advertising.

10.14 New Activities. In the event that ATT and Helix identify the opportunity to develop new Products, and intend to enter into a joint development activity which shall create a new design of Products, the Parties agree to discuss the proprietary nature of such opportunity and if they agree to enter into such joint agreement activity, they shall execute a separate agreement which shall define ownership and use of intellectual property.

IN WITNESS WHEREOF, the parties hereto, by the signature below of their authorized representatives, agree to be bound by the provisions of this Agreement.


Advanced Thermal Technologies, Inc.              Helix Technology Corporation

By: /s/ Bruce Thayer                             By: /s/ Charles Chappell
   --------------------------                       ----------------------
  Name:  Bruce Thayer                               Charles G. Chappell
  Title: President                                  Director, Contracts
  Date:                                             Date:

                                    EXHIBIT A

                           AUTHORIZED MARKET SEGMENTS

This Agreement authorizes Helix to:

         1. Sell ATT products to Customers in the semiconductor manufacturing market and semiconductor manufacturing equipment market as provided herein

         2. Territories:

                             OEM Sales:                         Worldwide
                             End User Sales:                    Worldwide
                             Service & Support:                 Worldwide

                               COMMISSION SCHEDULE

Jurisdiction     Specific Customers               Commission/Compensation

    USA &         Sales to Original Equipment     * All SALES of Products,
International     Manufacturer (OEM)                except those listed in Table
                                                    1 hereto that are sold
                                                    directly to [*], shall be
                                                    at a commission level of [*]

                                                  * A [*] commission is paid on
                                                    sales to [*] for systems
                                                    currently used on [*] ATT
                                                    Product models covered
                                                    under this commission
                                                    are outlined in Table
                                                    1 of this Exhibit A.


    USA &         Sales to End Users              * All SALES to End Users shall
International                                       be at the [*] commission
                                                    level.



Basis of Commission: Commission percentage levels defined above are based upon ATT offering a [*] from Customer installation and not to exceed [*] from date of shipment to the Customer(s). The parties shall agree on a case by case basis on the compensation to be paid Helix for any warranty to a Customer exceeding the above time element.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                    Ex. A - 1

                                     TABLE 1

TCU MODEL/PART NUMBERING ASSIGNMENTS
[*]

-----------------------------------------------------------------------------------------------------------------------------
  MODEL      FLUID        MODEL NUMBER                              DESCRIPTION                           ATT PART NUMBER
-----------------------------------------------------------------------------------------------------------------------------
[*]


                                     TABLE 2
        ATT PRODUCTS LISTING: TEMPERATURE CONTROL SYSTEMS FOR SALE TO END
                      USERS AND OTHER NEW OEM APPLICATIONS

-----------------------------------------------------------------------------------------------------------------------------
  MODEL      FLUID        MODEL NUMBER                              DESCRIPTION                           ATT PART NUMBER
-----------------------------------------------------------------------------------------------------------------------------
[*]




                                    Ex. A - 2


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
          WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         Exhibit A NOTES AND CONDITIONS:

1. For the purpose of this Agreement, commissions are expressed as a percentage of the Gross Revenue. Excluded from commission consideration are:

   -     Consigned units unless subsequently purchased.

   -     Evaluation Units


2. Tracking and paying of commissions will be the responsibility of ATT and will be made in accordance with this Agreement.

3. Helix is required to have sufficient service representatives trained and certified by ATT to provide effective global customer support. The parties shall agree on the number of Helix trained and certified service representatives. ATT will provide reasonable levels of training at no cost to Helix in its Anaheim, CA facility.

4. ATT and Helix will work diligently to grow market share in OEM and End User markets.

5 Field Support Inventory: ATT will provide, at their expense, backup field support systems to be used by Helix in the event of system failure that cannot be expeditiously repaired on-site. This field support inventory will be in addition to the training of Helix personnel as provided herein. ATT and Helix will determine the number of allocated units and the associated locations.

6 It is understood that warranty repair labor will be provided by Helix. The cost associated with this labor is included in the sales commission as set forth above. All warranty repair parts shall be provided by ATT, at no charge to Helix. In the event of warranty support service, Helix shall provide ATT with a status report on each individual repair. This report shall include, but not be limited to, the specific failure, the repair performed and the parts used to facilitate the repair. In certain circumstances, ATT may request the return of failed parts to perform its own failure analysis. Special Tooling, equipment and documented work instructions required for warranty repair shall be supplied to Helix by ATT.

     6.1 Extraordinary Repair: In the case of extraordinary warranty repair and service activity by Helix or the case of Product recall by ATT, then ATT and Helix shall mutually agree upon an amount to be paid Helix for all related direct and indirect expenses incurred by Helix in support of extraordinary repair and service.

     6.2 Installed Base Service Payment: ATT shall pay a fee to be agreed upon by the parties for Helix's performance of Product Services and repair for Product(s) sales prior to the Effective Date of this Agreement. The parties shall agree within sixty (60) days after the Effective Date of this Agreement on the amount of payment due Helix.

                                    Ex. A - 2

                                    EXHIBIT B

                            ATT COMPLIANCE MEMORANDUM

                        THE FOREIGN CORRUPT PRACTICES ACT

         ATT employs an extensive network of sales representatives and other employees throughout the world who come into daily contact with officials of foreign governments. Relationships with these officials, while essential to the conduct of the Company's business, raise the possibility of demands from such officials for payments or other compensation in connection with decisions or actions within their control that affect the Company.

         Each employee of the Company must become familiar with the laws of the United States that regulate interactions with foreign officials. To that end, you are being provided with this guide to the requirements of the Foreign Corrupt Practices Act (the "FCPA"), which is the main statute governing interactions between American business people and foreign governments. The Company urges you to read this guide and retain it for future reference. The FCPA is a criminal statute and provides for severe CRIMINAL penalties, as outlined below.

         IF AT ANY TIME YOU HAVE QUESTIONS CONCERNING THE APPROPRIATE COURSE OF CONDUCT IN A PARTICULAR SITUATION INVOLVING A FOREIGN OFFICIAL OR THE PROPRIETY OF ANY REQUEST, CONTACT EDMUND JEFFREY MORIARTY, THE COMPANY'S GENERAL COUNSEL, AT (561) 791-5000, EXT. 1408.

                              PROHIBITED ACTIVITIES

ANTI-BRIBERY PROVISIONS: THE FCPA MAKES IT UNLAWFUL FOR AN AMERICAN CORPORATION OR ITS EMPLOYEES , AGENTS OR REPRESENTATIVES, DIRECTLY OR INDIRECTLY, TO PAY OR TO OFFER TO PAY OR TO AUTHORIZE PAYMENT OF ANYTHING OF VALUE TO ANY FOREIGN OFFICIAL, FOREIGN POLITICAL PARTY OR FOREIGN POLITICAL PARTY OFFICIAL FOR THE PURPOSE OF RETAINING OR OBTAINING BUSINESS.

ACCOUNTING PROVISIONS: The FCPA requires the Company to keep reasonably detailed accounting records that accurately and fairly reflect the transactions and dispositions of assets of the Company.

                                   Key Points:

         -While the anti-bribery provisions of the FCPA extend only to officials of foreign governments, foreign political parties and foreign political party officials, you may violate the FCPA if you make a payment to a private party and you know, believe or are aware that the private party intends to turn over all or a portion of that payment to a foreign official. Hiding one's head in the sand is not an option.




                                    Ex. B - 1

         -Although the typical circumstance covered by the FCPA is the awarding of government contracts, the FCPA is not limited to such matters. The key is whether a payment or offer is made to a foreign official, not whether the transaction is with the foreign government. For purposes of compliance with the FCPA, officials of government-owned corporations are to be considered "foreign officials" (many airlines are wholly or partly government-owned corporations).

         -Failure to accurately inform the appropriate officials of the Company as to the nature of transactions entered into by you, including any payments made, can expose the Company to liability under the FCPA independent of any violation of the anti-bribery provisions. It is imperative that accurate and detailed record-keeping be maintained and provided to the appropriate Company officials.

                                   EXEMPTIONS

ROUTINE GOVERNMENTAL ACTIONS: The FCPA exempts from its coverage payments made to a foreign official, foreign political party or foreign political party official for the purpose of facilitating or expediting the performance of a routine governmental action by any such person or party. Under the FCPA, the definition of "routine governmental action" encompasses action by a foreign official in (i) obtaining permits, licenses or other official documents that qualify a person to do business; (ii) processing governmental papers, such as visas and work orders; (iii) providing police protection or mail services or scheduling inspections; (iv) providing communication services, utilities, or cargo handling or (v) actions of a similar nature. "Routine governmental action" does not include any decision to award new business to or continue business with a particular party.

                                   Key Points:

         -The routine governmental actions exemption is an acknowledgment that in many countries officials demand compensation for performing ordinary services. The critical distinction is between payments made for routine services and payments designed to obtain or retain business. The FCPA's definition of routine governmental action, outlined above, provides some guidance. Careful consideration of each such instance is required to ensure compliance; if you are unsure about a requested payment, contact the Company BEFORE agreeing to make it.






                                   Ex. B - 2

                   DEFENSES TO AN ALLEGATION OF FCPA VIOLATION

COMPLIANCE WITH FOREIGN LAW: Prosecution under the FCPA can be avoided if the payment or offer of anything of value allegedly made to a foreign official, foreign political party or foreign political party official was lawful under the written laws and regulations of the foreign country involved.

                                   Key Points:

         In the event that a payment or offer is made or demanded on the basis that it is lawful under the foreign country's laws, it is critical that you inform the appropriate officials of the Company so that you and the Company can obtain the advice of legal counsel BEFORE any payment or offer is made.

         -You should not rely on oral or written assurances or on advice of counsel not retained by the Company as to the applicability of a foreign country's laws in such a situation.

PROMOTIONAL OR CONTRACTUAL EXPENSES: Payments or offers of anything of value to a foreign official do not violate the FCPA if such payments or offers were reasonable and bona fide expenditures incurred by or on behalf of the foreign official and were directly related to (i) the promotion, demonstration or explanation of products or services; or (ii) the execution or performance of an existing contract with a foreign government or agency thereof.

                                   Key Points:

         -This defense permits the Company to pay or offer to pay expenses such as travel and lodging expenses of foreign officials without violating the FCPA. Note that the expenses have to be reasonable, i.e., appropriate to the nature of the transaction or the individual involved, and have to be bona fide, i.e., actually incurred for the purpose of promoting the product or service or executing or performing an existing contract.

                                    PENALTIES

         Power to enforce the provisions of the FCPA is divided between the Securities and Exchange Commission and the United States Department of Justice. The SEC enforces the record-keeping and accounting provisions and may bring a civil enforcement action or administrative proceeding against any company it believes to have violated the FCPA. The Justice Department enforces the anti-bribery provisions of the FCPA and brings any criminal charges under the accounting sections.






                                    Ex. B - 3

INDIVIDUAL PENALTIES: Any officer or director of a company who willfully violates the anti-bribery provisions of the FCPA may be fined up to $100,000, or imprisoned for five years, or both. ANY EMPLOYEE, AGENT OR REPRESENTATIVE OF A COMPANY WHO IS A UNITED STATES CITIZEN, NATIONAL OR RESIDENT OR IS OTHERWISE SUBJECT TO U.S. JURISDICTION AND WHO WILLFULLY VIOLATES THE ANTI-BRIBERY PROVISIONS MAY BE FINED UP TO $100,000, OR IMPRISONED FOR UP TO FIVE YEARS, OR BOTH. THE COMPANY MAY NOT PAY THE FINE OF AN INDIVIDUAL WHO IS CONVICTED OF VIOLATING THE FCPA.

CORPORATE PENALTIES: A corporation found to have violated the FCPA may be fined up to $2,000,000.

                                    RED FLAGS

         In the event that you engage in dealings with foreign officials or enlist representatives or contractors to deal with foreign officials, you must be mindful of the provisions of the FCPA and comply with them. It is imperative that you keep accurate, timely and comprehensive records of your dealings with foreign officials and in particular any payments made when dealing with foreign officials or their or your agents. Be on the lookout for the following abnormal features of a transaction that might alert you to a possible violation of the
FCPA:

         -EXCESSIVE FEE PAYMENTS. In hiring an agent or making payments to foreign officials, you must ensure that the fee, commission or payment being charged, in the case of a representative, or the contract price, in the case of an official, is fully documented and not excessive in light of prevailing market conditions.

         -PAYMENTS IN CASH OR BEARER INSTRUMENTS OR TO THIRD PARTIES. Do not make any significant payments in cash or use checks made out to bearer or to cash. If a payment is to be made to a party who is not typically a party to the type of transaction in question, contact the Company for instructions BEFORE agreeing to make the payment.

                          REPRESENTATIVES ARRANGEMENTS

         Retaining a representative to solicit sales or effect transactions in a foreign country requires that special care be undertaken in selecting the representative and monitoring his or her activities. Special precautions include the following:

         -KNOW YOUR REPRESENTATIVE. In selecting a representative, you should consider who has recommended him or her to you and the experience of the representative. You should clearly define the particular tasks that the agent is being hired to perform. You should ensure that the representative is familiar with the FCPA. You should familiarize yourself with the law and business customs of the foreign country in which the representative is to work for you.



                                    Ex. B - 4

         -PROMISES. Any agreement with a representative should include provisions to the effect that (i) the representative is aware of and will comply with the FCPA, (ii) the representative will not accept any payments offered to him or her in an illegal fashion, (iii) the Company has the right to cancel the agreement in the event that the Company believes in good faith that the representative has violated or has caused the Company to violate the FCPA, and (iv) the representative will disclose any subagents and promise not to hire any subagents without your express written permission. ALL AGREEMENTS, WRITTEN OR ORAL, WITH REPRESENTATIVES REQUIRE THE PRIOR WRITTEN CONSENT OF THE PRESIDENT OF THE COMPANY.






















                                    Ex. B - 5

                                    Exhibit C

                  PROPRIETARY INFORMATION DISCLOSURE AGREEMENT


This Agreement dated this 19th day of September, 2000, is by and between:


ADVANCED THERMAL TECHNOLOGIES (or one of its divisions, subsidiaries or affiliated companies, or by its predecessors or successors in business) having its principal place of business located at 3355 East La Palma Avenue, Anaheim, CA 92806

                                       and

HELIX TECHNOLOGY CORPORATION ("Helix"), (or one of its divisions, subsidiaries or affiliated companies, or by its predecessors or successors in business) having its principal place of business located at Nine Hampshire Street, Mansfield Corporate Center, Mansfield, Massachusetts 02048-9171

both hereinafter referred to as "the Parties".

Whereas, the Parties anticipate entering into business discussions that may require disclosure of certain Information considered company confidential or proprietary to one or both of the Parties.

         Whereas, the Parties wish to set forth their understanding with respect to protection of such information.


         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the Parties agree as follows:

1. Proprietary Information that will be exchanged under the terms and conditions of this agreement shall be limited to the following subject(s): Helix's and ATT's business, marketing, manufacturing and logistic plans and activities, technical data relating the design for the repair and servicing of ATT products, Helix's GOLDLink(SM) and GUTS(R), marketing, operational, strategic plans and technical data including but not limited to software, specifications, and methods and know-how.

2. Proprietary Information shall include, without limitation, technical or non-technical information, designs, drawings, calculations, test results, manufacturing processes and procedures, compilation, computer software and operating code, material specifications, device, methods or techniques (know-how), formula, financial and marketing information, customer and supplier lists. Such Information may be exchanged orally, visually, electronically, in writing, or through exchange of other business documents, hardware or software.

3. The Parties shall use their reasonable efforts to protect and keep confidential, all information exchanged between them. The Parties shall not disclose Proprietary Information (of the other Party) to a third party without first obtaining written permission of the disclosing Party.

                                    Ex. C - 1

4. Proprietary Information exchanged hereunder shall be disclosed only to those employees of the Parties having need to know in order to carry out the purpose of the business discussions. Each such employee shall be notified of the proprietary nature of information being disclosed and shall be informed of, and required to carry out, the responsibility to maintain confidentiality in accordance with the terms and conditions of this agreement.

5. Except for subsequent purchase orders, contracts or other related written agreements between the Parties, neither party to this Agreement will make use of Proprietary Information of the other party for its own benefit or for the benefit of any other person or organization (other than the disclosing party).

6. Proprietary Information disclosed hereunder shall remain the exclusive property of the disclosing party, and no rights under any United States or foreign patents or any license, certification or other rights are conveyed hereby.

7. All Proprietary Information and copies thereof, disclosed hereunder, shall be returned to the disclosing party at the conclusion of business discussions or any resulting purchase order, contract or other agreement between the parties, or upon written request of the disclosing party, within ten (10) days of receipt of such request.

8. The obligations of the Parties with respect to maintenance of confidentiality set forth heretofore, shall not apply to any information disclosed by either party which:

         (a) is known to the other party prior to disclosure hereunder, as evidenced by written records;

         (b) is disclosed without restriction by an unrelated third party who is in lawful possession thereof and who has the right to make such disclosure;

         (c) is, when disclosed, or shall subsequently have become public knowledge by publication, product release or otherwise, and through no fault of the party to whom disclosure was made;

         (d) is disclosed after having received written notification that the other party does not wish to receive further Proprietary Information;

         (e) is independently discovered or developed without reference to Proprietary Information disclosed hereunder.

         9. The authorization for representatives of the Parties to exchange Proprietary Information hereunder shall terminate at the same date of termination of the Strategic Teaming Agreement. The obligation of the Parties to protect Proprietary Information and to maintain confidentiality, set forth heretofore, shall terminate upon written agreement of the Parties that no further state of confidentiality exists with respect to a disclosure or set of disclosures or, in any event, with respect to all disclosures, three (3) years from the date of the last documented disclosure hereunder, or expiration of this Agreement, whichever is later.

                                   Ex. C - 2

11. This Agreement constitutes the complete agreement between the Parties with respect to the disclosure of Proprietary Information regarding the subject(s) set forth in paragraphs 1 & 2 hereof, and may not be amended except in writing.

12. Facsimile signatures to this Agreement shall be sufficient unless originals are required by either party or by a third party.

13. All notices under this Agreement shall be deemed delivered if deposited with the U.S. Postal Service, first-class, postage prepaid, addressed to the Designated Agent of the Party intended to receive such notice as follows:

         IF TO HELIX:                       IF TO ADVANCED THERMAL TECHNOLOGIES,
                                            INC.:

         Charles G. Chappell                Advanced Thermal Technologies, Inc
         Helix Technology Corporation       3355 East La Palma Avenue
         Mansfield Corporate Center         Anaheim, CA 92806
         Nine Hampshire Street
         Mansfield, MA  02048-9171          Attention:  Bruce Thayer


         IN WITNESS WHEREOF, the Parties have caused this agreement to be executed in duplicate as of the date first set forth above.


AGREED TO AND ACCEPTED BY:

HELIX TECHNOLOGY CORPORATION                ADVANCE THERMAL TECHNOLOGIES, INC.

By:                                         By:


/s/ Charles Chappell                        /s/ Bruce Thayer
----------------------------------          ------------------------------
Charles G. Chappell                         Name: Bruce Thayer
                                                  -------------------------
Director, Contracts                         Title: President
                                                   ------------------------
Date:  September 19, 2000                   Date:  Sept. 21, 2000
                                                  -------------------------




                                   Ex. C - 3